UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2012

HomeAway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35215	20-0970381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

(512) 684-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 2, 2012, HomeAway Spain, S.L. (“HomeAway Spain”), an affiliated entity of HomeAway, Inc. (the “Company”), entered into a Share Purchase Agreement (“Purchase Agreement”) with all shareholders (the “Sellers”) of Top Rural, S.L., a limited liability company registered in Madrid, Spain (“Toprural”), pursuant to which HomeAway Spain purchased all of the shares of Toprural for a purchase price of €14,000,000 in cash (“Closing Consideration”). €2,000,000 of the Closing Consideration was deposited in escrow as security for the benefit of HomeAway Spain against breaches of representations and warranties, covenants and certain other expressly enumerated matters by the Sellers. As a result of the transactions under the Purchase Agreement, Toprural became a wholly-owned subsidiary of HomeAway Spain on April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEAWAY, INC.

Date: April 2, 2012	By:	/s/ Lynn Atchison

Lynn Atchison Chief Financial Officer